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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 29, 1998 (except Note 16, as to which the date is May , 1998), in the Registration Statement (Form S-1) and related Prospectus of MIPS Technologies,
Inc. for the registration of     shares of its common stock.

                                                              ERNST & YOUNG LLP

Palo Alto, California

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  The foregoing consent is in the form that will be signed upon the completion of the events described in Note 16 to the financial statements.

                                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
April 17, 1998